UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

Digerati Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 W. Bitters, Suite 104,

San Antonio, TX 78216

(Address of principal executive offices, including zip code)

(210) 614-7240
(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, Digerati Technologies, Inc., a Nevada corporation, is referred to as the “Company”, “we,” “us,” “our,” or similar terms.

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On December 31, 2021, our indirect, wholly owned subsidiary, Shift8 Networks, Inc., a Texas corporation (“Shift8”), executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with Skynet Telecom LLC, a Texas limited liability company (“Seller”), and Paul Golibart and Jerry Ou, each an individual resident in the State of Texas (each, an “Owner” and collectively, the “Owners”). The Company also executed the Purchase Agreement.

Pursuant to the Purchase Agreement, Shift8 acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s communications business, including but not limited to subscriber-based Interconnected Voice Over Internet Protocol communication services (“I-VoIP”), Unified Cloud Communications Services (“UCCS”), and IP-PBX based systems of telephony (collectively, the “Purchased Assets”).

The aggregate purchase price for the Purchased Assets was $5,800,000, subject to adjustment as provided in the Purchase Agreement (the “Purchase Price”). An amount of $4,100,000 in cash, subject to a Net Working Capital Adjustment as defined in the Purchase Agreement, was paid by Shift8 on the Closing Date. Included within the $4.1 million cash payment were amounts paid by Shift8 directly to creditors of the Seller as set forth in payoff letters. An additional $600,000 (the “Earn-out Amount”) was retained by Shift8 at the Closing and will be paid to Seller in accordance with the Purchase Agreement. An additional $100,000 (the “Holdback Amount”) was retained by Shift8 at the Closing and will be paid to Seller in accordance with the Purchase Agreement. Finally, $1,000,000 (the “Share Payment”) will be paid by Shift8 to Seller by issuance of restricted shares of the Company’s common stock to the Owners. The Share Payment will be made via the issuance of shares on the earlier of (i) the effective date of that certain Registration Statement on Form S-1 (File No. 333-258733) filed by the Company with the Securities and Exchange Commission on August 11, 2021 (in which case the stock will be valued at the price set forth in the prospectus that is a part of such Registration Statement, without underwriter discounts) and (ii) 180 days after December 31, 2021 (in which case the stock will be valued at the average of the last transaction price on the OTCQB for each of the 10 trading days immediately preceding such issuance date).

Certain Seller assets were excluded from Shift8’s purchase, including, but not limited to, cash held by the Seller, real property owned by the Seller and Owners, and certain contracts.

In connection with the Purchase Agreement, each of the Owners entered into Registration Rights Agreements and Lock-up Agreements with the Company. Pursuant to the Registration Rights Agreements, the Company shall give each Owner reasonable written notice of its intention to file a registration statement to register any of the shares issued by the Company other than registration statements on the Form S-1 referred to above or on Forms S-4 or S-8. The Owners have the right, subject to certain limitations, to require the Company to include some or all of the shares issued in the Share Payment in any such registration statement. Pursuant to the Lock-up Agreements, the Owners’ ability to sell or transfer their shares will be restricted during the period from December 31, 2021 until the earlier of (a) 180 days after the effective date of a registration statement under the Securities Act of 1933, as amended (“Securities Act”), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act or (b) 12 months from December 31, 2021.

Employment Agreements

In connection with the Purchase Agreement, Shift8 entered into Employment Agreements with each of Paul Golibart and Jerry Ou as, respectively, Vice President Business Development – Texas and Vice President Operations – Texas (each an “Employee”).

The Employment Agreements provide for a 12-month term (“Initial Term”) commencing on December 31, 2021, unless sooner terminated in accordance with the Employment Agreement. The term will automatically be extended for successive periods of one month each (“Extension Term”) unless either party provides the other with written notice of non-renewal at least 10 days before the expiration of the Initial Term or the then current Extension Term. The Company will pay each Employee a salary of $100,000 during the Initial Term and a salary of $8,333.33 during each Extension Term (collectively the “Base Salary”).

The foregoing summaries of the Purchase Agreement and Employment Agreements contains only brief descriptions of the material terms of the agreements and such descriptions are qualified in their entirety by reference to the full text of the agreements, filed herewith as Exhibits 10.1, 10.2 and 10.3.

Item 2.02 Results of Operations and Financial Condition.

On January 5, 2022, the Company issued a press release regarding the closing of the transaction with the Seller. The press release included certain preliminary guidance for future periods inclusive of the expected impact of the assets purchased pursuant to the Purchase Agreement on certain financial measures. A copy of the press release issued by the Company in this connection is furnished herewith as Exhibit 99.1.

The information in this Item in this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K with regard to the shares to be issued to the Owners pursuant to the Share Payment is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein will be made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company plans on relying on Section 4(a)(2) of the Securities Act in issuing the securities based upon the following factors: (a) the issuance of the securities will be an isolated private transaction by us which will not involve a public offering; (b) there will be only two recipients of the securities; (c) there will be no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities will not be broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the Owners and the Company.  Each of the recipients has represented to the Company that he is an “accredited investor” as defined in Regulation D under the Securities Act.

Item 9.01. Exhibits.

(a) Financial Statements of Businesses Acquired:

The Company will file financial statements as required under Regulation S-X for the assets purchased pursuant to the Purchase Agreement by amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company will file pro-forma financial information as required under Regulation S-X for the assets purchased pursuant to the Purchase Agreement by amendment to this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Exhibit
10.1#*	Asset Purchase Agreement, dated December 31, 2021, by and between Skynet Telecom LLC, Shift8 Networks, Inc., Digerati Technologies, Inc, Paul Golibart, and Jerry Ou
10.2	Employment Agreement, dated December 31, 2021, by and between Shift8 Networks, Inc. and Paul Golibart
10.3	Employment Agreement, dated December 31, 2021, by and between Shift8 Networks, Inc. and Jerry Ou
99.1	Press Released issued by Digerati Technologies, Inc. on January 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is (i) not material and (ii) would likely be competitively harmful if publicly disclosed. The Company will furnish supplementally an unredacted copy of such exhibit to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

Dated: January 6, 2022	By:	/s/ Antonio Estrada Jr.
Name: Antonio Estrada Jr. Title: Chief Financial Officer

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